Exhibit 99.1

News Release

For more information contact:

Joe Bedewi

Chief Financial Officer

Lattice Semiconductor Corporation

503-268-8000

David Pasquale

Global IR Partners

914-337-8801

lscc@globalirpartners.com

LATTICE SEMICONDUCTOR UPDATES 4Q14 OUTLOOK;

SCHEDULES Q4 2014 CONFERENCE CALL FOR FEBRUARY 3

HILLSBORO, OR – January 27, 2015 – Lattice Semiconductor Corporation (NASDAQ: LSCC) today updated its business outlook for the fourth quarter of 2014, as provided in the Company’s press release on October 23, 2014. The Company also announced that it will hold a conference call on February 3, 2015 to discuss its financial results for the fourth quarter 2014 and business outlook for the first quarter 2015.

Company Updates Fourth Quarter 2014 Business Outlook:

•	Revenue is expected to be approximately flat to down 4%, as compared to the third quarter of 2014. This is unchanged from Company’s original guidance.

•	Gross margin percentage is expected to be approximately 57% plus or minus 2%. This is unchanged from Company’s original guidance.

•	Total operating expenses are now expected to be approximately $41.5 million. This compares to prior guidance that called for total operating expenses to be approximately flat, as compared to $40.4 million in the third quarter of 2014.

•	In addition, the Company now expects its fourth quarter 2014 net income will be positively impacted by an $11.5 million non-recurring tax benefit.

February 3, 2015, Investor Conference Call / Webcast Details:

The dial-in number for the live audio call beginning on Tuesday, February 3, 2015 at 5:00 p.m. Eastern Time is 1-888-286-6281 or 1-706-643-3761 with conference identification number 64961608. A live webcast of the conference call will also be available on the investor relations section of www.latticesemi.com.

A replay of the call will be available approximately 2 hours after the conclusion of the live call through 11:59 p.m. Eastern Time on February 17, 2015, by telephone at 1-404-537-3406. To access the replay, use conference identification number 64961608. A webcast replay will also be available on the investor relations section of www.latticesemi.com.

Forward-Looking Statements Notice:

The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Such forward-looking statements include statements relating to our business outlook for the fourth quarter of 2014, including those statements relating to expected revenue, gross margin, total operating expenses and the expectations regarding the positive impact by a non-recurring tax benefit. Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “intend,” “forecast,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology. Lattice believes the factors identified below, among others, could cause actual results to differ materially from the forward-looking statements. Estimates of financial results, including revenue, gross margin, operating expenses and tax matters, for the periods specified above may change as the company completes the process of closing the books for 2014 and its audit of the 2014 fiscal year. You should not unduly rely on forward-looking statements because our actual results could differ materially from those expressed in any forward-looking statements made by us. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Lattice Semiconductor

Lattice Semiconductor (NASDAQ: LSCC) is the leader in low power, small form factor, low cost, customizable solutions for a quickly changing connected world. From making smart consumer devices smarter, to enabling intelligent industrial automation, or connecting anything to everything in communications, electronics manufacturers around the world use Lattice’s solutions for fast time to market, product innovation, and competitive differentiation. For more information, visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook or RSS.

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